SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Schnitzer Steel Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCHNITZER STEEL INDUSTRIES, INC.

May [__], 2006

Dear Shareholder:

On behalf of the Board of Directors and management of Schnitzer Steel Industries, Inc. (the “Company”), you are cordially invited to attend the Special Meeting of Shareholders of your Company, which will be held on [_____], [_____] [__], 2006 at 8 a.m., local time, at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205.

The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted on. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please sign, date and return the enclosed proxy at your earliest convenience. Return of the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

Sincerely,

John D. Carter
President and Chief Executive Officer

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. IF YOU DO, YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. YOU MAY REVOKE THE PROXY CARD AT ANY TIME PRIOR TO ITS EXERCISE.

SCHNITZER STEEL INDUSTRIES, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [_____] [__], 2006

A Special Meeting of Shareholders of Schnitzer Steel Industries, Inc. (the “Company”) will be held at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205, on [______], [_____] [__], 2006 at 8 a.m., local time, for the following purposes:

(1)	to consider and vote on the proposed amendment and restatement of our Articles of Incorporation.

Only shareholders of record at the close of business on May 17, 2006 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

By Order of the Board of Directors,

Richard C. Josephson
Secretary

Portland, Oregon
May [__], 2006

SCHNITZER STEEL INDUSTRIES, INC.
PROXY STATEMENT

This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Schnitzer Steel Industries, Inc., an Oregon corporation (the “Company”), to be voted at a special meeting of shareholders to be held at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205, on [______], [_____] [__], 2006 at 8 a.m., local time (the “Special Meeting”). This Proxy Statement and the accompanying Notice of Special Meeting and Proxy Card are first being mailed to shareholders on or about May [__], 2006.

The following is information regarding the Special Meeting and the voting process, presented in a question and answer format.

Why am I receiving this Proxy Statement and Proxy Card?

You are receiving a Proxy Statement and Proxy Card from us because on May 17, 2006, the record date for the Special Meeting, you owned shares of the Company’s Common Stock (as defined below). This Proxy Statement describes the matters that will be presented for consideration by the shareholders at the Special Meeting. It also gives you information concerning the matters to assist you in making an informed decision.

When you sign the enclosed Proxy Card, you appoint the proxy holder as your representative at the Special Meeting. The proxy holder will vote your shares as you have instructed in the Proxy Card, thereby ensuring that your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, you should complete, sign and return your Proxy Card in advance of the Special Meeting just in case your plans change.

What matters will be voted on at the Special Meeting?

You are being asked to consider and vote on our proposed Restated Articles of Incorporation (the “Restated Articles”) which, among other things:

•	increases the ownership required for shareholders to call a special meeting of shareholders from 10% to 25%;

•	provides that only incumbent directors may fill vacancies on the Board of Directors; and

•	provides for a classified Board of Directors comprising three “classes” of directors, with only one class elected each year, mirroring the provision contained in our Restated Bylaws.

All the amendments contained in the proposed Restated Articles are being presented for your approval in their entirety. If you vote in favor of approving the proposed Restated Articles, you will be voting to adopt all the amendments contained in the Restated Articles.

The proposed Restated Articles are more fully described later in this Proxy Statement.

How do I vote?

You may vote either by telephone, internet, mail or in person at the Special Meeting. To vote by mail, complete and sign the enclosed Proxy Card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your Proxy Card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your Proxy Card but do not mark the card to provide voting instructions, the shares represented by your Proxy Card will be voted “for” the approval of the proposal.

Your telephone or internet vote may be made in the manner described on the Proxy Card and authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card by mail. If you vote by telephone or internet, it is not necessary to mail your Proxy Card.

If you want to vote in person, please come to the Special Meeting. We will distribute written ballots to anyone who wants to vote at the Special Meeting. Even if you plan to attend the Special Meeting, you should complete and return your Proxy Card, or vote by internet or telephone, in advance of the Special Meeting in case your plans change.

What does the Board of Directors recommend?

The Board of Directors recommends that you VOTE FOR the approval of the proposed Restated Articles in the form included herein as Exhibit A.

What does it mean if I receive more than one Proxy Card?

It means that you have multiple holdings reflected in our stock transfer records. Please sign and return ALL Proxy Cards to ensure that all your shares are voted.

What if I change my mind after I return my Proxy Card?

You can revoke your proxy by:

•	filing with the Secretary of the Company, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the Proxy Card;
•	duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Special Meeting; or
•	attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296−0047, Attention: Richard C. Josephson, Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Special Meeting.

How many votes do we need to hold the Special Meeting?

A majority of the votes entitled to be cast by our shareholders as of the record date must be present in person or by proxy at the meeting in order to hold the Special Meeting and conduct business.

Votes are counted as present at the Special Meeting if the shareholder either:

•	is present and votes in person at the Special Meeting; or
•	has properly submitted a signed Proxy Card or other form of proxy by mail, internet or phone.

On May 17, 2006, the record date, there were [__________] shares of Class A Common Stock, par value $1.00 per share (the “Class A Common Stock” or “Class A Shares”), and [__________] shares of Class B Common Stock, par value $1.00 per share, of the Company (the “Class B Common Stock” or “Class B Shares” and together with the Class A Common Stock, the “Common Stock”) outstanding and entitled to vote at the Special Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes with respect to the matter to be voted on at the Special Meeting. Shares of Common Stock representing [__________] votes are required to be counted as present to hold the Special Meeting.

What options do I have in voting on the proposal?

You may vote “for,” “against” or “abstain” on the proposal.

How many votes may I cast?

Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes with respect to each matter to be voted on at the Special Meeting. The Proxy Card included with this Proxy Statement indicates the class and number of shares owned by an account attributable to you.

How many votes are needed to approve the proposal?

The proposed Restated Articles must receive the affirmative vote of a majority of all votes entitled to be cast at the Special Meeting.

Where do I find the voting results of the Special Meeting?

We will announce voting results at the Special Meeting. The voting results will also be disclosed in a Current Report on Form 8-K to be filed following the Special Meeting, a copy of which will be made available on our web site at www.schn.com.

Who bears the cost of soliciting proxies?

We will bear the cost of preparing, printing and mailing this Proxy Statement and of our solicitation of proxies. Solicitation will be made by mail and, in addition, may be made by our directors, officers and employees personally, or by telephone or telegram. We will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

PROPOSAL 1

APPROVAL OF RESTATED ARTICLES OF INCORPORATION

We are organized as an Oregon corporation and operate under our Articles of Incorporation, as amended from time to time (referred to in this Proposal 1 as our “charter”). Our charter regulates how we conduct business and how we are governed. At the Special Meeting, you will be asked to consider and vote on a proposal to amend and restate our Restated Articles of Incorporation (the “Restated Articles”). The proposed Restated Articles would restate our existing charter in its entirety, while also effecting a number of important changes to our existing charter. We are presenting all the amendments contained in the proposed Restated Articles for your approval in their entirety. If you vote to approve the proposed Restated Articles, you will be voting to approve all the amendments contained in the proposed Restated Articles. Our Board of Directors has unanimously approved the proposed Restated Articles, subject to shareholder approval. We have attached the proposed Restated Articles as Exhibit A to this Proxy Statement and we urge you to read the proposed Restated Articles in their entirety.

Background of the Proposal

The Board of Directors, on a regular basis, considers and discusses our corporate governance policies and practices. On July 19, 2005 we announced that we would take steps to ensure that a majority of our directors would be independent directors. At that time, three members of the Schnitzer family resigned as directors. Since then we have added three new independent directors so that now a majority of our directors are independent.

Additionally, our Board of Directors has considered, together with management, whether or not our charter and bylaws are structured in a manner that is prudent for an independent, publicly-traded company. In particular, our Board of Directors has noted the consolidation trend that the steel industry is undergoing as evidenced by a number of recent and pending transactions, including unsolicited or so-called “hostile” takeover attempts. Our Board of Directors has observed that unsolicited acquirers have sometimes employed coercive tactics such as partial or two-tiered takeover offers that do not treat all shareholders equally or which offer an inadequate price. Our Board of Directors has also observed that in recent years hedge funds and other activist investors have more aggressively pursued strategic or board level changes at numerous public companies. The Board of Directors believes that these investors sometimes use their activist market reputation together with coercive tactics to pursue a short term agenda, such as a quick profit, that is not necessarily in the best interests of all stockholders. These tactics include accumulation of substantial blocks of shares used to put a company “in play” and proxy fights to take control of a company’s board of directors without paying shareholders for the privilege of controlling the company. The Board of Directors believes that these takeover and activist tactics have sometimes been coercive and designed to pressure shareholders and a company’s board of directors to act in haste and to make decisions without affording an adequate opportunity to evaluate all possibilities. Consequently, our Board of Directors undertook a review of our charter and bylaws earlier this year with the assistance of our senior management and outside legal and financial advisors to determine whether or not any changes should be considered.

Following this review, our Board of Directors unanimously determined that it was appropriate to institute measures to strengthen our ability to resist unfair or coercive tactics to take or unduly influence control of the Company. On March 21, 2006 we announced that we had adopted a shareholder rights plan and made certain changes to our bylaws. The restated bylaws and shareholders rights plan are described in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on

March 22, 2006.  At the time we announced the restated bylaws and the shareholder rights plan, we also announced that our Board of Directors had unanimously approved the proposed Restated Articles and that they would be presented to the shareholders for approval.

We are proposing the Restated Articles because, without the changes contained in the proposed Restated Articles, we would be more vulnerable to a coercive or unfair attempt to take or unduly influence control of the Company. The proposed Restated Articles do not prevent any person or entity from taking control of the Company through a merger, tender offer or proxy contest to control the Board of Directors. Instead, the proposed Restated Articles enhance our ability to resist inadequate or unfair proposals by encouraging negotiations with our Board of Directors and ensuring that there is sufficient consideration of and shareholder support for any changes. Our Board of Directors believes that it is in the best position to maximize value for all shareholders if it has the leverage to resist unfair or coercive attempts to take or influence control of the Company. The proposed Restated Articles improve our Board of Directors’ ability to resist such actions that could be disruptive to our operations and strategy and might not be in the best interests of all our shareholders.

The Board of Directors is not currently aware of any specific attempt by any person or group seeking to accumulate shares of the Company’s common stock or obtain control of the Company through a tender offer, proxy contest or otherwise.

Summary of Proposed Restated Articles

The proposed Restated Articles would implement certain changes affecting our Board of Directors, our shareholders’ ability to call special meetings of shareholders and certain other technical amendments. We have described below the material changes included in the proposed Restated Articles. We urge you to read the proposed Restated Articles in their entirety.

Amendments Relating to the Board of Directors

We are proposing that the Restated Articles include a new Article V that would implement certain changes affecting our Board of Directors.

Classified Board. The restated bylaws have already implemented a classified board of directors. We are proposing to add a new Article V, Section A of the charter to further strengthen the classified Board of Directors. Our Board of Directors is now comprised of three “classes” of directors, with only one class elected at each annual meeting of shareholders. Our directors have been assigned to the three classes as set forth below:

Class	Names of Directors	Annual Meeting at which Term Expires
I	William A. Furman, William D. Larsson and Scott Lewis	2007
II	Jill Schnitzer Edelson, Judith A. Johansen, Mark L. Palmquist and Ralph R. Shaw	2008
III	Robert S. Ball, John D. Carter, Kenneth M. Novack and Jean S. Reynolds	2009

After the termination of the initial terms of office, the directors of each class serve until the third annual shareholders’ meeting following their election. This effectively means that only one-third of our Board of Directors can be elected or replaced at any election of directors and it would take at least two elections of directors to elect a majority of our Board of Directors. The proposed Restated Articles would include new Article V, Section A which mirrors the classified Board of Directors established in the restated

bylaws. The classified board provision is designed to promote stability and continuity of the Board of Directors, to enable the existing directors to fulfill their fiduciary duty to the shareholders in an orderly and informed manner and to enhance the ability of our Board of Directors to carry out long-range strategic planning to benefit all our shareholders. A classified board could also have the effect of making it more expensive and time consuming for any person or entity to gain control of our Board of Directors even if some shareholders desire such a change. The classified board does not, however, affect your right to elect directors at any annual meeting of shareholders.

The classified board provision contained in our restated bylaws alone could be circumvented by a shareholder proposal to amend the bylaws. Under applicable Oregon law, our charter can only be amended if our Board of Directors first approves the change and recommends it to our shareholders. Therefore, if the proposed Restated Articles are adopted, the classified board provision can only be eliminated or amended by first gaining control of our Board of Directors.

Board Vacancies.  We are proposing to add new Article V, Section B so that only incumbent directors may fill vacancies on our Board of Directors, regardless of the cause of the vacancy. This amendment is necessary to properly effectuate the classified board provision. Without it, the classified board provision could be circumvented by undertaking a proxy contest in which the restated bylaws are amended to expand the size of our Board of Directors and directors loyal to a dissident shareholder are elected to fill the resulting vacancies. If the Restated Articles are adopted, only the incumbent directors could fill such vacancies. This proposed amendment could have the effect of making it more difficult for any person or entity to gain control of the Board of Directors even if some shareholders desire such a change. The vacancy provision does not, however, affect your right to elect directors at any annual meeting of shareholders.

Supermajority Vote Required to Amend.  To further strengthen the classified board provision and the provision relating to the filling of vacancies on our Board of Directors, we are proposing new Article V, Section C requiring that any amendments or changes to any provisions of Article V must be approved by 80% of the votes entitled to be cast. This percentage is consistent with the provision already contained in our charter that any repeal or change of the bylaws by the shareholders requires the affirmative vote of not less than 80% of the votes entitled to be cast on the matter. This provision would make it more difficult for shareholders to amend or repeal the provisions relating to the classified board and the filling of vacancies even if some shareholders desired such change.

Amendments Relating to Ability to Call Special Meeting

The Oregon Business Corporation Act requires a company to call a special meeting of shareholders when a certain percentage of eligible votes make a written demand. Currently, shareholders holding 10% of the eligible votes are entitled to demand that our Board of Directors call a special meeting of shareholders. The Oregon Business Corporation Act permits us to increase the required percentage to 25% if we do so in our charter. The proposed Restated Articles include a new Article VI to increase the shareholder ownership required to call a special meeting of shareholders from 10% to 25% of the eligible votes. Increasing the required vote of shareholders to demand a special meeting of shareholders is intended to protect us against the disruption and expense of shareholder meetings called for frivolous purposes or for purposes not supported by a shareholders with at least 25% of the voting power or by our Board of Directors. The holding of special meetings of shareholders between annual meetings of shareholders can be expensive and disruptive to management’s efforts to operate the Company in the interests of all shareholders. The new Article VI also provides that any amendments or changes to any provisions of Article VI require the approval of 80% of votes entitled to be cast on the matter.

Article VI of the proposed Restated Articles would make it more difficult for shareholders, between annual meetings of shareholders, to call meetings or present proposals to your fellow shareholders. This could have the effect of deterring takeover or other proposals not supported by our Board of Directors. Article VI, however, would not prevent shareholders from making proposals for consideration at the annual meeting of shareholders and it would not prevent shareholders from demanding a meeting if supported by the required percentage of shareholders.

Technical Amendments

The proposed Restated Articles eliminate the current Section B of Article II of the existing charter. This provision was implemented in connection with the 1993 reclassification of our Common Stock. It created a mechanism by which the Class B Shares were created and issued. This provision is no longer relevant and can be eliminated. Our Board of Directors believes this change has no impact on shareholders.

The proposed Restated Articles include amendments to Article II, Section B(2) and B(5) that revise the restrictions on issuance of Class B Common Stock to permit the issuance of additional shares of Class B Common Stock pursuant to the terms of our shareholder rights plan. These are clarifying amendments to ensure our shareholder rights plan functions properly. In certain circumstances pursuant to the shareholder rights plan, we could be required to issue Class B Shares if the rights were exercised. We do not expect that we would ever have to issue Class B Shares pursuant to this provision, because we do not expect that the shareholder rights plan would ever be triggered. We believe that the existing charter would permit us to issue additional Class B Shares in the circumstances contemplated in the shareholder rights plan. The revisions to Article II, Sections B(2) and B(5) contained in the proposed Restated Articles merely clarify this. Our Board of Directors believes this has no impact on shareholders.

The proposed Restated Articles include a new Article II, Section D which incorporates the terms of the Series A Participating Preferred Stock of the Company that may be issued if rights are exercised pursuant to the shareholder rights plan. These shares were initially designated and authorized by our Board of Directors in connection with the adoption of our shareholder rights plan. We filed Articles of Amendment to the Restated Articles of Incorporation with the Oregon Secretary of State on March 21, 2006 creating this series of preferred stock. Revised Article II, Section D simply incorporates the terms of the Series A Participating Preferred Stock into the charter and does not result in any changes to our capital stock.

You should carefully review the proposed Restated Articles, attached as Exhibit A.

What happens if shareholders do not approval the proposal?

If Proposal 1 is not approved by the shareholders of the Company, the Company’s existing charter will remain in effect, including the terms of the Series A Participating Preferred Stock of the Company that may be issued when Rights are exercised pursuant to the shareholder rights plan. We also note that the classified board provisions set forth in the Company’s Restated Bylaws will remain in full force and effect regardless of whether or not Proposal 1 is approved by the shareholders of the Company. If shareholders of the Company approve the proposed Restated Articles, the Restated Articles will be adopted in their entirety, including all the amendments discussed above.

What is the Board’s recommendation on the proposal?

The Board of Director’s recommends that you VOTE FOR the approval of the proposed Restated Articles in the form attached as Exhibit A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the beneficial owners of the Company?

The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of April 15, 2006 (unless otherwise noted in the footnotes to the table), by (i) persons known to the Company to be the beneficial owner of more than 5% of either class of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each current or former executive officer of the Company listed in the Summary Compensation Table in the Company’s proxy statement for its 2006 Annual Meeting of Shareholders, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them. Except as noted below, the address of each shareholder in the table is Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296−0047.

Name of Beneficial Owner or Number of Persons in Group	Class A Shares Beneficially Owned (1)		Class B Shares Beneficially Owned (1)
	Number	Percent	Number	Percent
Schnitzer Steel Industries, Inc. Voting Trust (Schnitzer Trust)			7,115,171	89.1%
Marilyn S. Easly (2)			592,823	7.4%
Carol S. Lewis (2)	13,500 (4)	*	517,049	6.5%
Scott Lewis	118,845 (5)	*
MANUEL SCHNITZER FAMILY GROUP, Carol S. Lewis, Trustee (3)			1,546,633	19.4%
Dori Schnitzer (2)	9,000 (6)	*	847,419	10.6%
Susan Schnitzer (2)			663,057	8.3%
Jean S. Reynolds (2)	16,600 (5)	*	468,786	5.9%
MORRIS SCHNITZER FAMILY GROUP, Dori Schnitzer, Trustee (3)			1,802,175	22.6%
Gilbert and Thelma S. Schnitzer (2)			882,222	11.0%
Kenneth M. and Deborah S. Novack (2)	2,700 (7)	*	311,031	3.9%
Gary Schnitzer and Sandra Wilder (2)	55,260 (8)	*	1,920	*
GILBERT SCHNITZER FAMILY GROUP, Gary Schnitzer, Trustee (3)			1,251,826	15.7%
Robert W. and Rita S. Philip (2)	252,627 (9)	1.1%	490,892	6.1%
Jill Schnitzer Edelson (2)	300	*	359,503	4.5%
Mardi S. Schnitzer (2)	1,800	*	442,181	5.5%
Dina S. Meier (2)	4,275	*	414,700	5.2%
LEONARD SCHNITZER FAMILY GROUP, Rita S. Philip, Trustee (3)			2,514,537	31.5%
Royce & Associates LLC (14)	3,255,300 (10)	14.4%
Robert S. Ball	17,700 (5)	*
William A. Furman	8,379 (5)	*

Judith A. Johansen	0	*
William D. Larsson	0	*
Mark L. Palmquist	0	*
Ralph R. Shaw	14,700 (5)	*
John D. Carter	37,604 (11)	*
Jay Robinovitz	20,330 (12)	*
Kelly E. Lang	25,330 (13)	*
Barry A. Rosen	345	*
Kurt C. Zetzsche	300	*
All directors and executive officers as a group (22 persons) (2)	365,108 (15)	1.6%	1,141,240	14.3%

* Less than 1%
(1)    Includes, in all cases, shares held by either spouse, either directly or as trustee or custodian or through another family entity. For purposes of this table, Class A shares beneficially owned do not include Class A shares issuable upon conversion of Class B shares.

(2)    Except as described below, Class B shares owned by these shareholders are subject to the Schnitzer Trust and represented by voting trust certificates beneficially owned by the shareholders. Class B shares beneficially owned that are not subject to the Schnitzer Trust are as follows:

Marilyn S. Easly	63,465
Carol S. Lewis	30,000
Dori Schnitzer	112,500
Susan Schnitzer	112,500
Jean S. Reynolds	75,000
Jill Schnitzer Edelson	45,000
Mardi S. Schnitzer	45,000
Dina S. Meier	45,000
(3)    Class B shares shown in the table as owned by a family group represent the total number of shares subject to the Schnitzer Trust owned by members of the family group. The trustee for each family group has certain voting powers with respect to the family group’s shares as described below under “Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement.”

(4) Includes 9,000 shares subject to options exercisable prior to June 14, 2006.
(5) Includes 2,700 shares subject to options exercisable prior to June 14, 2006.
(6) Consists of 9,000 shares subject to options exercisable prior to June 14, 2006.
(7) Consists of 2,700 shares subject to options exercisable prior to June 14, 2006.
(8) Includes 51,260 shares subject to options exercisable prior to June 14, 2006.
(9) Includes 252,477 shares subject to options exercisable as of April 15, 2006.
(10) Beneficial ownership as of December 31, 2005 as reported in a Schedule 13G filed by the shareholder.
(11) Consists of 37,604 shares subject to options exercisable prior to June 14, 2006.
(12) Consists of 20,330 shares subject to options exercisable prior to June 14, 2006.
(13) Consists of 25,330 shares subject to options exercisable prior to June 14, 2006.
(14) Royce & Associates, LLC, 1414 Avenue of the Americas, 9th Floor, New York, NY 10019−2578
(15) Includes 198,184 shares subject to options exercisable prior to June 14, 2006.

Schnitzer Steel Industries, Inc. Voting Trust and Buy−Sell Agreement

Voting Trust Provisions. Pursuant to the terms of the Schnitzer Steel Industries, Inc. 2001 Restated Voting Trust and Buy-Sell Agreement dated March 26, 2001 (the “Schnitzer Trust Agreement”), the beneficial owners of over 80% of the outstanding shares of Class B Common Stock have made their shares subject to the terms of the Schnitzer Steel Industries, Inc. Voting Trust (the “Schnitzer Trust”). The Schnitzer Trust is divided into four separate groups, one for each branch of the Schnitzer family. Carol S. Lewis, Dori Schnitzer, Gary Schnitzer, and Rita S. Philip are the four trustees of the Schnitzer Trust and each is also the separate trustee for his or her separate family group. Pursuant to the Schnitzer Trust Agreement, the trustees as a group have the power to vote the shares subject to the Schnitzer Trust and, in determining how the trust shares will be voted, each trustee separately has the number of votes equal to the number of shares held in trust for his or her family group. Any action by the trustees requires the approval of the trustees with votes equal to at least 52.5% of the total number of shares subject to the Schnitzer Trust. Before voting with respect to the following actions, each trustee is required to obtain the approval of holders of a majority of the voting trust certificates held by his or her family group: (a) any merger or consolidation of the Company with any other corporation, (b) the sale of all or substantially all the Company’s assets or any other sale of assets requiring approval of the Company’s shareholders, (c) any reorganization of the Company requiring approval of the Company’s shareholders, (d) any partial liquidation or dissolution requiring approval of the Company’s shareholders, and (e) dissolution of the Company. The Schnitzer Trust will terminate on March 26, 2011 unless terminated prior thereto by agreement of the holders of trust certificates representing two-thirds of the shares held in trust for each family group.

Provisions Restricting Transfer. The trustees are prohibited from selling or encumbering any shares held in the Schnitzer Trust. The Schnitzer Trust Agreement contains transfer restrictions binding on both holders of voting trust certificates and holders of shares of Class B Common Stock distributed from the Schnitzer Trust, unless such restrictions are waived by the trustees. The Schnitzer Trust Agreement prohibits shareholders who are subject thereto from selling or otherwise transferring their voting trust certificates or their shares of Class B Common Stock except to other persons in their family group or to entities controlled by such persons. Such transfers are also restricted by the Company’s Restated Articles of Incorporation. A holder of voting trust certificates is permitted to sell or make a charitable gift of the shares of Class B Common Stock represented by his or her certificates by first directing the trustees to convert the shares into Class A Common Stock, which will then be distributed to the holder free from restrictions under the agreement. Similarly, a holder of Class B Common Stock subject to the transfer restrictions is permitted to sell or make a charitable gift of the holder’s Class B Common Stock by first converting the shares into Class A Common Stock, which will then be free from restrictions under the agreement. However, before causing any shares to be converted for sale, a holder must offer the shares (or the voting trust certificates representing the shares) to the other voting trust certificate holders who may purchase the shares at the current market price for the Class A Common Stock or exchange shares of Class A Common Stock owned by them for the Class B Common Stock proposed to be converted.

ANNUAL REPORT

The Company will provide to any person whose proxy is solicited by this Proxy Statement, without charge, upon written request to its Corporate Secretary, a copy of the Company’s Annual Report on Form 10−K for the fiscal year ended August 31, 2005. However, the Annual Report will not form any part of the proxy solicitation material for purposes of the Special Meeting.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Any proposal by a shareholder of the Company to be considered for inclusion in proxy materials for the Company’s 2007 Annual Meeting of Shareholders must be received in proper form by the Company at its principal office no later than August 29, 2006.

OTHER MATTERS

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

By Order of the Board of Directors,

Richard C. Josephson
Secretary
May [__], 2006

SCHNITZER STEEL INDUSTRIES, INC.

SPECIAL MEETING OF SHAREHOLDERS

[_____] [__], 2006
8:00 a.m.

Multnomah Athletic Club
1849 SW Salmon Street
Portland, Oregon 97205

Schnitzer Steel Industries, Inc.
P.O. Box 10047
Portland, Oregon 97296−0047	PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on [_____] [__], 2006.

The shares of stock of Schnitzer Steel Industries, Inc. that you hold will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item 1.

By signing the proxy, you revoke all prior proxies and appoint John D. Carter and Gregory J. Witherspoon, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

VOTE BY PHONE — TOLL FREE — 1−800−560−1965 — QUICK…EASY…IMMEDIATE

°	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [_____] [__], 2006.

°	Please have your Proxy Card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/schn/ — QUICK…EASY…IMMEDIATE

°	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on [_____] [__], 2006.

°
Please have your Proxy Card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

°
Mark, sign and date your Proxy Card and return it in the postage-paid envelope we’ve provided or return it to Schnitzer Steel Industries, Inc., c/o Shareowner Services SM, P.O. Box 64873, St. Paul, MN 55164−0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

-------------------------------Please detach here-------------------------------

PROXY CARD

The Board of Directors Recommends a Vote FOR Item 1.

		For	Against	Abstain
1.	Approval of the Restated Articles of Incorporation	O	O	O

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark box □ and indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

EXHIBIT A

2006 RESTATED ARTICLES OF INCORPORATION

OF

SCHNITZER STEEL INDUSTRIES, INC.

Pursuant to ORS 60.451, Schnitzer Steel Industries, Inc. adopts the following restated articles of incorporation (these “Restated Articles of Incorporation”) which shall supersede its existing 1993 Restated Articles of Incorporation and all amendments thereto:

ARTICLE I

The name of the Corporation is Schnitzer Steel Industries, Inc.

ARTICLE II

A.      The Corporation is authorized to issue shares of three classes of stock: 25,000,000 shares of Class B Common Stock, $1.00 par value (“Class B Common Stock”), 75,000,000 shares of Class A Common Stock, $1.00 par value (“Class A Common Stock”), and 20,000,000 shares of Preferred Stock, $1.00 par value (“Preferred Stock”).

B.  The holders of shares of Class B Common Stock and Class A Common Stock shall have the following rights:

   (1)        Voting.

(a) The holders of shares of Class B Common Stock shall be entitled to ten votes per share and the holders of shares of Class A Common Stock shall be entitled to one vote per share on all matters requiring a vote of shareholders of the Corporation.

(b) If the number of outstanding shares of Class B Common Stock is less than 20 percent of the sum of the number of outstanding shares of Class B Common Stock and Class A Common Stock, the holders of shares of Class B Common Stock and Class A Common Stock shall vote together as a class and be entitled to one vote per share on all matters submitted to the shareholders of the Corporation.

(c) Neither the Class A Common Stock nor the Class B Common Stock shall be entitled to vote separately as a class on a merger of the Corporation.

   (2)       Dividends and Distributions. The amount of any dividend or distribution of cash, stock of the Corporation (other than Class B Common Stock or Class A Common Stock) or of other property of the Corporation to be paid per share of Class B Common Stock shall equal the amount of such dividend or distribution to be paid per share of Class A Common Stock, and the amount of any such dividend or distribution to be paid per share of Class A Common Stock shall equal the amount of such dividend or distribution to be paid per share of Class B Common Stock. The Corporation may not pay a dividend or make a distribution of

Class B Common Stock, or any security exercisable for or convertible into Class B Common Stock (“Class B Common Stock Equivalents”), on or to shares of any class of the Corporation’s capital stock other than Class B Common Stock, and the Corporation may not pay a dividend or make a distribution of Class A Common Stock, or any security exercisable for or convertible into Class A Common Stock (“Class A Common Stock Equivalents”), on or to shares of any class of the Corporation’s capital stock other than Class A Common Stock. If the Corporation shall pay a dividend or make a distribution of Class A Common Stock or Class A Common Stock Equivalents, the Corporation shall simultaneously pay a dividend or make a distribution of Class B Common Stock or corresponding Class B Common Stock Equivalents, and the number of shares of Class B Common Stock issued or covered by Class B Common Stock Equivalents issued on each share of Class B Common Stock pursuant to such dividend or distribution shall equal the number of shares of Class A Common Stock issued or covered by Class A Common Stock Equivalents issued on each share of Class A Common Stock pursuant to such dividend or distribution. If the Corporation shall pay a dividend or make a distribution of Class B Common Stock or Class B Common Stock Equivalents, the Corporation shall simultaneously pay a dividend or make a distribution of Class A Common Stock or corresponding Class A Common Stock Equivalents, and the number of shares of Class A Common Stock issued or covered by Class A Common Stock Equivalents issued on each share of Class A Common Stock pursuant to the dividend or distribution shall equal the number of shares of Class B Common Stock issued or covered by Class B Common Stock Equivalents issued on each share of Class B Common Stock pursuant to the dividend or distribution. The limitations on the dividends and distributions set forth in this Section B(2) of Article II shall apply at any time during which shares of both Class B Common Stock and Class A Common Stock are outstanding. Notwithstanding anything in the foregoing to contrary, nothing in this Section 2 shall prohibit or render invalid that certain Rights Agreement, dated as of March 21, 2006, by and between the Corporation and Wells Fargo Bank, N.A. as the same may be amended, extended or renewed from time to time, or any similar shareholders rights plan.

   (3)       Liquidation. On dissolution and liquidation of the Corporation, whether voluntary or involuntary, after paying or setting aside for the holders of all shares of Preferred Stock then outstanding the full preferential amounts to which they are entitled pursuant to any amendment to these Restated Articles of Incorporation authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining shall be divided among the holders of shares of Class B Common Stock and Class A Common Stock in such a manner that the amount of such net assets distributed per share of Class B Common Stock to the holders of shares of Class B Common Stock shall equal the amount of such assets distributed per share of Class A Common Stock to the holders of shares of Class A Common Stock.

   (4)        Conversion. A holder of shares of Class B Common Stock shall have the right at any time to convert, at the option of and without cost to the shareholder, each share of Class B Common Stock into one share of Class A Common Stock. The holder shall exercise this right by the surrender of the certificate representing each share of Class B Common Stock to be converted to Class A Common Stock to the Corporation at its principal office or to such agent as the Board of Directors may designate. Written notice of the holder’s election to convert the shares and, if requested by the Corporation, an instrument of transfer satisfactory to the Corporation duly executed by the holder or the holder’s duly authorized attorney shall accompany the surrendered certificate. As promptly as practicable after the holder’s surrender of the certificate for conversion as provided above, the Corporation shall deliver or cause to be delivered to the holder of shares represented by the surrendered certificate or certificates, a new certificate or certificates representing the number of shares of Class A Common Stock issuable upon such conversion issued in the name of the holder, or such other name or names as the holder may direct, and, if a surrendered certificate includes shares of Class B Common Stock not being converted, a certificate or certificates representing the number of shares of Class B Common Stock not being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock unless the transfer books of the Corporation are closed on such date in which case such conversion shall be deemed to have been made immediately prior to the close of business on the first day thereafter on which the transfer books are open. At that time, all rights of such holder arising from ownership of the converted shares of Class B Common Stock shall cease, and the person or persons in whose name or names the certificate or certificates of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

  The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of outstanding shares of Class B Common Stock such number of authorized but unissued shares of Class A Common Stock as will be sufficient to permit the conversion of all outstanding shares of Class B Common Stock.

  If any share of Class A Common Stock requires registration with or approval of any governmental authority under any federal or state law before such share of Class A Common Stock may be issued upon conversion, the Corporation will endeavor to cause such share to be duly registered or approved, as the case may be. The Corporation will endeavor to list shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon any national securities exchange or national market system on which the outstanding shares of Class A Common Stock may be listed at the time of such delivery.

   (5)        Restriction on Issuance of Class B Common Stock. The Corporation may not issue any shares of Class B Common Stock after the date of filing of these Restated Articles of Incorporation other than (i) in the form of a distribution or distributions pursuant to a stock dividend or division or split-up of the shares of Class B Common Stock and only then in respect of the issued shares of Class B Common Stock and (ii) pursuant to the terms of that certain Rights Agreement, dated as of March 21, 2006, by and between the Corporation and Wells Fargo Bank, N.A., as the same may be amended, extended or renewed from time to time, or any similar shareholders rights plan.

   (6)        Restriction on Transfer of Class B Common Stock. No holder of Class B Common Stock may sell, assign, pledge, or in any manner transfer any shares of Class B Common Stock, or any right or interest in any shares of Class B Common Stock, whether voluntarily or by operation of law, or by gift, bequest or otherwise, except for a transfer to Manuel Schnitzer, Mildred Schnitzer, Gilbert Schnitzer, or Leonard Schnitzer, any spouse, descendant or spouse of a descendant of any of them, any conservator or personal representative of the estate of any of the foregoing Schnitzer family members, any trust of which beneficiaries who are entitled to substantially all of the beneficial interest are Schnitzer family members described above or organizations described in Section 501(c)(3) of the Internal Revenue Code of 1986, or any corporation which has no shareholders other than one or more of the foregoing Schnitzer family members. For purposes of determining descendants, an adopted child shall be treated as if he or she were a natural child. Any sale or transfer, or purported sale or transfer, of Class B Common Stock, or any right or interest in Class B Common Stock, to any person or entity other than those specified in this section shall be null and void. The certificates representing shares of Class B Common Stock shall bear the following legend:

“The shares represented by this certificate may not be sold, pledged or transferred in any other manner, including by gift, bequest or operation of law, to any person other than certain Schnitzer family members and related parties as specified in the 2006 Restated Articles of Incorporation of the Corporation.”

   The provisions of this subsection (6) may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this subsection (6), unless the action is approved by the holders of a majority of the outstanding shares of Class B Common Stock and a majority of the outstanding shares of Class A Common Stock, each voting separately as a class.

C.     The Board of Directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act and by the provisions of this Article II, to provide for the issuance of shares of Preferred Stock in series, establish from time to time the number of shares to be included in each series, and determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

   (1)        The number of shares in and the distinguishing designation of that series;

   (2)        Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Oregon Business Corporation Act and Section B of this Article II;

   (3)        Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

   (4)        Whether or not shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

   (5)         The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

   (6)         The rights of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the rights of priority of that series relative to the Class B Common Stock, the Class A Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

   (7)         Any other relative rights, preferences and limitations of that series that are permitted by law to vary.

D.     The series of Preferred Stock of the Corporation designated as “Series A Participating Preferred Stock”, par value $1.00 per share (the “Series A Preferred Stock”), shall have the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions as follows:

   (1)         Dividends and Distributions.

   (A)       Subject to the prior and superior rights of the holders of any shares of any series of stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Class A Common Stock and Class B Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Class A Common Stock or Class B Common Stock or a subdivision of the outstanding shares of Class A Common Stock or Class B Common Stock (by reclassification or otherwise), declared on the Class A Common Stock or Class B Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. Dividends on the Series A Preferred Stock shall be paid out of funds legally available for such purpose. In the event the Company shall at any time after March 21, 2006 (the “Rights Declaration Date”), (i) declare any dividend on Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, (ii) subdivide the outstanding Class A Common Stock or Class B Common Stock, or (iii) combine the outstanding Class A Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the amounts to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock and Class B Common Stock that were outstanding immediately prior to such event.

   (B)       The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Class A Common Stock or Class B Common Stock (other than a dividend or distribution payable in shares of Class A Common Stock or Class B Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class A Common Stock or Class B Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date; and provided further, that nothing contained in this paragraph (B) shall be construed so as to conflict with any provision relating to the declaration of dividends contained in the Certificate.

   (C)       Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of dividend or distribution declared thereon, which record date shall be no more than 30 days before the date fixed for the payment thereof.

   (2)         Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time following the Rights Declaration Date (i) declare any dividend on Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, (ii) subdivide the outstanding shares of Class A Common Stock or Class B Common Stock or (iii) combine the outstanding Class A Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of votes entitled to be cast by the holders of shares of Class A Common Stock and Class B Common Stock outstanding immediately after such event and the denominator of which is the number of votes entitled to be cast by the holders of shares of Class A Common Stock and Class B Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

(C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

(ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this subsection (2)(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting right nor the right of the holders of any other series of Series A Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Series A Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Class A Common Stock and Class B Common Stock shall not affect the exercise by the holders of Series A Preferred Stock of such voting right. At any meeting at which the holders of Series A Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Series A Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

(iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series

A Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Series A Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series A Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

(iv) In any default period, the holders of Class A Common Stock, Class B Common Stock and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Series A Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph (C)(ii) of this subsection (2)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Series A Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Series A Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this subsection (2) (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Common Stock and Class B Common Stock as set forth herein) for taking any corporate action.

   (3)         Certain Restrictions.

   (A)      Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section D(1) of this Article II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i)  declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)  purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

   (B)       The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of Section D(3) of this Article II, purchase or otherwise acquire such shares at such time and in such manner.

   (4)         Redemption. The Series A Preferred Stock shall not be redeemable.

   (5)        Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

   (6)         Liquidation, Dissolution, or Winding Up.

   (A)       Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Class A Common Stock and Class B Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Class A Common Stock and Class B Common Stock) (such number in clause (ii) being the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock, Class A Common Stock and Class B Common Stock, respectively, holders of Series A Preferred Stock, holders of shares of Class A Common Stock and holders of shares of Class B Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one with respect to such Preferred Stock, Class A Common Stock and Class B Common Stock, on a per share basis, respectively.

   (B)        In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preference stock, if any, which rank on a parity with the Series A Preferred Stock, then all such available assets shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity stock in proportion to their respective liquidation preferences. In the event that, after payment in full of the Series A Liquidation Preference, there are not sufficient assets available to permit payment in full of the Common Adjustment, then any such remaining assets shall be distributed ratably to the holders of Class A Common Stock and Class B Common Stock.

   (C)        In the event the Company shall at any time after the Rights Declaration Date, (i) declare any dividend on Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, (ii) subdivide the outstanding Class A Common Stock or Class B Common Stock, or (iii) combine the outstanding Class A Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Class A Common Stock and Class B Common Stock that were outstanding immediately prior to such event.

   (7)        Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination, or other transaction in which the shares of Class A Common Stock or Class B Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock and Class B Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date: (i) declare or pay any dividend on Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, (ii) subdivide the outstanding shares of Class A Common Stock or Class B Common Stock, or (iii) combine the outstanding shares of Class A Common Stock or Class B Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Class A Common Stock and Class B Common Stock that were outstanding immediately prior to such event.

   (8)        Ranking. The Series A Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and distribution of assets, unless the term of any such series shall provide otherwise.

   (9)        Fractional Shares. The Company may issue fractions and certificates representing fractions of a share of Series A Preferred Stock in integral multiples of 1/1000th of a share of Series A Preferred Stock (or in lieu thereof, at the election of the Board of Directors of the Company at the time of the first issue of any shares of Series A Preferred Stock, and evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all rights, privileges and preferences to which they would be entitled as beneficial owners of shares of Series A Preferred Stock in the event that fractional shares of Series A Preferred Stock are issued) which shall entitle the holders thereof, in the proportion which such fraction bears to a full share, to all the rights provided herein for holders of full shares of Series A Preferred Stock.

   (10)       Amendment. At any time when any shares of Series A Preferred Stock are outstanding, the designation of terms of Series A Preferred Stock set forth in these Restated Articles of Incorporation shall not be amended in any manner that would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely, without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

ARTICLE III

Holders of Class B Common Stock, Class A Common Stock and Preferred Stock of the Corporation shall have no preemptive rights to purchase stock of the Corporation or securities convertible into or carrying a right to subscribe for or acquire stock of the Corporation.

ARTICLE IV

A.  No director of the Corporation may be removed without cause. No amendment of the bylaws of the Corporation shall have the effect of shortening the term of any incumbent director.

B.  Both the Board of Directors and the shareholders shall have the power to alter, amend or repeal the bylaws of the Corporation. Any repeal or change of the bylaws by the shareholders shall require the affirmative vote of not less than 80 percent of the votes entitled to be cast on the matter.

C.  The provisions set forth in this Article may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this Article unless such action is approved by the affirmative vote of not less than 80 percent of the votes entitled to be cast on the matter.

ARTICLE V

        A.              Classified Board. The directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. One class will stand for election at each annual meeting of shareholders, with each class standing for election every third year. At the first annual meeting of shareholders following the filing of these Restated Articles of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a term ending at the third annual meeting succeeding such first annual meeting. At the second annual meeting of shareholders following the filing of these Restated Articles of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a term ending at the third annual meeting succeeding such second annual meeting. At the third annual meeting of shareholders following the filing of these Restated Articles of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a term ending at the third annual meeting succeeding such third annual meeting. At each succeeding annual meeting of shareholders, directors shall be elected for a term ending at the third annual meeting succeeding such annual meeting to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is increased or decreased, such change will be apportioned among the classes so that, after the change, the classes will remain as nearly equal in number as possible. The number of directors whose terms expire in any one year shall be less than one half of the total number of directors. The directors of the Corporation first elected to classes are eleven (11) in number and their names and classes are:

Name	Class
Robert S. Ball	III
John D. Carter	III

Jill Schnitzer Edelson	II
William A. Furman	I
Judith A. Johansen	II
William D. Larsson	I
Scott Lewis	I
Kenneth M. Novack	III
Mark L. Palmquist	II
Jean S. Reynolds	III
Ralph R. Shaw	II

If the number of directors is increased or decreased, such change will be apportioned among the classes so that, after the change, the classes will remain as nearly equal in number as possible. A decrease in the number of directors will not have the effect of shortening the term of any incumbent director. The number of directors whose terms expire in any one year shall be less than one half of the total number of directors. Except as set forth in Section B of this Article V with respect to vacancies and newly-created directorships, at each annual meeting, the shareholders will elect directors by a plurality of the votes cast by the shares entitled to vote in the election. The directors of the Corporation shall not be required to be elected by written ballots. Notwithstanding the foregoing provisions of this Article V, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

B.  Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors or the removal of any directors, may be filled only by the Board of Directors, by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. The shareholders of the Corporation may not fill vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors or the removal of any directors. A director elected to fill a vacancy becomes a member of the same class as his predecessor and shall be elected for the unexpired term of his or her predecessor in office or, in the event of an increase in the number of directors, for a term of office continuing until the next election of directors of such class by the shareholders; provided, that the Board of Directors may designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes. A vacancy that will occur at a specific later date by reason of a resignation effective at such later date or otherwise may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

C.  The provisions set forth in this Article may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this Article, unless such action is approved by the affirmative vote of not less than 80 percent of the votes entitled to be cast on the matter.

ARTICLE VI

A.  Special meetings of the shareholders, for any purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, President, Secretary or the Board of Directors and shall be called by the Chairman of the Board, President, Secretary or the

Board of Directors upon the written demand, describing the purposes for which the meeting is to be held, signed, dated and delivered to the Secretary in accordance with the bylaws of the Corporation, of the holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at the meeting or, if higher, the highest percentage permitted by Oregon law.

B.  The provisions set forth in this Article may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this Article, unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the votes entitled to be cast on the matter.

ARTICLE VII

The Corporation shall indemnify to the fullest extent not prohibited by law any current or former director or officer of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay all expenses incurred by any such person in defending such a proceeding in advance of its final disposition at the written request of such person if the person furnishes the Corporation (a) a written statement of a good faith belief that he or she is entitled to indemnification and (b) a written undertaking to repay such advance if it is ultimately determined by a court that such person is not entitled to be indemnified. No amendment to these Restated Articles of Incorporation that limits the Corporation’s obligation to indemnify directors and officers of the Corporation shall have any effect on such obligation for any act or omission which occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the officer or director. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

ARTICLE VIII

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director; provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

SCHNITZER STEEL INDUSTRIES, INC.

Date: [Date]	By:	/s/
Name:
Title: